Exhibit 10.1

LEASE

THIS LEASE is made as of the 13th day of September, 2006 by and between:

Mercer Management & Development, Inc. on behalf of Vernon

Holdings 101837 LLC d/b/a Cream Ridge Mews

(hereinafter referred to as “Landlord”) and

Yardville National Bank

(hereinafter referred to as “Tenant”)

W I T N E S S E T H:

Landlord and Tenant agree as follows:

1.          Demised Premises.     Landlord hereby leases to the Tenant and Tenant hereby rents from Landlord an approximately 2,100 square foot building located at 403 Rte 539 Cream Ridge, County of Ocean, State of New Jersey along with a 1,200 square foot canopied drive thru. The “Building”, together with the land on which it is located, is hereinafter referred to as the “Property”. The Property is designated as Block 45, Lot 1.01 on the tax map of the Township of Plumsted and is hereinafter referred to as the “Demised Premises” as depicted on Exhibit A. The Demised Premises shall also include the non-exclusive right, in common with the Landlord and other future tenants, and their employees, customers, visitors, guests and invitees to use the common driveway located on Block 45, Lot 1.01 as depicted on Exhibit A. Notwithstanding the foregoing, Tenant shall not, at any time, store any materials or park any vehicles on any common driveway. Further, Landlord reserves the non-exclusive right, in common with the Tenant, for Landlord and any future tenants of Block 45, Lot 1.01, and their employees, customers, visitors, guests and invitees to use the common driveway as depicted on

Exhibit A on Block 45, Lot 1.01. Landlord shall not permit storage of materials or the parking of vehicles on the common driveway.

2.	Term.

a. The Initial Term of this Lease is for ten years and shall commence to run on October 1, 2006 (the “Commencement Date”).

3.	Rent and Option.

a.              Commencing on the Commencement Date (the “Fixed Rent Commencement Date”), Tenant hereby covenants and agrees to pay Landlord during the first year of the Initial Term of this Lease a fixed rental of $75,000 for the Demised Premises payable in monthly installments calculated at $6,250.00. Thereafter, for each subsequent year of the Initial Term, the fixed rent shall increase on each anniversary date based on the percentage increase in the CPI (for Philadelphia-New Jersey), from August of the previous year to August of the current year, except that the annual increase shall not exceed four percent (4%). The rent will increase by 3% every year during any option periods that Tenant exercises in accordance with paragraph 3(f) below.

b.          All payments of rent and additional rent, if any, shall be made by the Tenant to the Landlord without notice or demand in equal monthly installments, in advance, without setoff or abatement, and shall be due and payable on the first day of each and every calendar month throughout the term of this Lease commencing on the Commencement Date, provided however, that a full month’s fixed and additional rent, if any, shall be payable upon Tenant’s execution of this Lease.

c.           In the event Tenant shall fail to pay any rent or additional rent, if any, as provided herein, or any part thereof, within ten (10) days following the due date for such installment, Landlord shall impose, and Tenant agrees to pay, a late charge of five (5%) percent of the rent due, said late charge to be immediately due and payable. It is agreed that this late charge has been reasonably calculated to offset Landlord’s added expense in handling the late payment and other costs to Landlord, including but not limited to, the costs Landlord may incur for late charges on its mortgages.

d.          The parties hereto agree that the fixed annual rental payable hereunder shall be net to the Landlord so that this Lease shall yield to Landlord the fixed rent per annum specified herein during the term of this Lease. Tenant shall pay, as additional rent, the costs and expenses as provided for herein so as to render the fixed annual rental net to the Landlord.

e.            Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the fixed annual rental reserved hereunder, said additional sum shall be deemed additional rent and shall be payable with the next installment of fixed annual rental thereafter falling due. Nothing contained in this subparagraph shall be deemed to suspend or delay the obligation of Tenant to pay any and all other sums as and when due hereunder, nor otherwise limit or circumscribe any other remedy of Landlord, except as provided herein.

f.            Tenant shall have two (2) options to extend the term of this Lease for a five (5) year periods with the first option period commencing on the first day of the month following the termination date of this lease. The options to extend, as well as the commencement of the Option Periods, shall be expressly conditioned upon Tenant, up to the time the Option Period is to begin, having fully and timely complied with all its monthly rental obligations and all of its other obligations under this Lease.

The option is exercisable by Tenant by giving Landlord written notice, not later than six (6) months prior to the termination date of this lease, or any subsequent option period. Strict compliance with the conditions of the option and the exercise thereof is deemed material to the parties, and time for exercise is of the essence. Tenant’s failure to timely exercise the option shall be deemed a waiver of the option, in which event this Lease shall expire on the Termination Date.

4.	Real Estate Taxes and Assessments.

a.           As of the Commencement Date, Tenant agrees to pay any real estate taxes, assessments and other local governmental charges, whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature, assessed against the Building and Property of which the Demised Premises is a part and provide Landlord with proof of payment thereof within 30 days of the due date.

b.          Tenant or Landlord may institute an action seeking a reduction in the tax assessment for the Property. Landlord shall not be obligated to bring any such action seeking a reduction in the assessment, nor shall Landlord be in any way liable to Tenant in the event any such action results in an increase in the assessment.

c.           If at any time during the term of this Lease, under the laws of the State of New Jersey or any political subdivision thereof, a tax on rents is assessed against the Landlord as a substitution, in whole or in part, for a real estate tax or assessment, water or sewer charge, or other governmental imposition or charge (except income taxes), Tenant shall pay the same.

5.	Utilities.

As of the Commencement Date, Landlord shall arrange to have the utilities that are separately metered for the Demised Premises and shall pay all charges therefor directly to the utility company furnishing the services. Thereafter, Tenant will arrange to have the bill for utility services billed directly to them. Removal of Tenant’s trash from the Building and Property shall be Tenant’s responsibility and shall be done at Tenant’s cost. Tenant shall pay its Proportionate Share of all non-separately metered utilities based on charges billed to Landlord therefor.

6.	Use and Operation of Premises.

a.           Throughout the term of this Lease, Tenant covenants to use the Demised Premises solely for a Yardville National Bank branch office as permitted by law. Landlord agrees not to lease any other part of the Demised Premises, or any other part of the strip center adjacent to the Demised Premises, to another financial institution.

b.          Tenant shall not enter into any activities at the Demised Premises which involve the on-site generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “Hazardous Substances” and/or wastes as defined in ISRA and its implementing regulations, or as defined under the New Jersey Spill Compensation and Control Act (the “Spill Act”), N.J.S.A. 58:10-23.11, et.seq., as amended, or the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.9601 et. seq. [“CERCLA”] ) or any other applicable environmental law. Tenant shall indemnify, defend and save Landlord harmless from all fines, costs, suits, damages, procedures, judgments, or actions of any kind resulting from such use by Tenant of the Demised Premises.

c.           The use by the Tenant of the Demised Premises shall be in careful, lawful, safe and proper manner, and the Tenant shall not permit the same to be used for any unlawful purpose, nor commit nor suffer any waste. Tenant covenants to comply with all reasonable rules and regulations which Landlord may, at any time or from time to time during the term of this Lease, impose on other tenants, their employees, agents, licensees and customers.

7.	Insurance.

a.           As of the Commencement Date, Tenant agrees to pay for and reimburse Landlord for all insurance the Landlord maintains for the Building, including, but not limited to, all insurance for loss or damage by fire and all other casualties ordinarily included in extended coverage, public liability, insurance for the payment of rent, personal injury, property damage and all other insurance of any type, kind or description, which may be reasonably required for the Building and the property on which the Building is located. In the event Tenant notifies Landlord in writing that Tenant has received a firm written offer from an insurer licensed to do business in New Jersey and having a Best’s Rating of “A” or better to provide the same insurance coverage (and endorsements) as that of Landlord’s current insurer, Landlord will have thirty (30) days after receipt of Tenant’s notice to have its own insurer match the offer by Tenant’s insurer. In the event Landlord’s insurer cannot match the offer, Landlord shall accept the offer from Tenant’s insurer. Landlord at any time thereafter may replace Tenant’s insurer with an insurer providing the same coverage at the same or less cost.

b.          Tenant shall not do, nor permit to be done, any act or thing on the Demised Premises, which shall invalidate or be in conflict with, or cause any additional premium for, any insurance policy insuring the Building.

c.           Tenant shall, during the entire term hereof, at its sole cost and expense, keep in full force and effect a policy of comprehensive public liability and property damage insurance with respect to the Demised Premises and the business operated by Tenant in the Demised Premises as to which the limits of liability shall not be less than ONE MILLION (1,000,000.00) DOLLARS per person and TWO MILLION (2,000,000.00) DOLLARS per accident or occurrence and in which the property damage liability shall not be less than ONE MILLION (1,000,000.00) DOLLARS The policy shall be from a New Jersey licensed insurance company and shall name the Landlord as an additional insured. The policy shall contain a clause that the insurer will not cancel the insurance coverage without first giving the Landlord thirty (30) days’ prior written notice. A copy of a certificate evidencing such coverage will be delivered to Landlord before the Commencement Date or date Tenant takes possession whichever is earlier.

d.          Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all right of recovery, claim, action or cause of action against the other, its agents, officers or employees, for any loss or damage that may occur to the Demised Premises or any property therein, by reason of fire, the elements or any other cause which is insurable under fire and extended coverage insurance policies, regardless of cause of origin, including negligence and each covenants that no insurer shall hold any right of subrogation against such other party.

8.	Repairs and Alterations.

a.           Tenant covenants that throughout the term of this Lease it will take good care of the Demised Premises, including all alterations, changes and improvements at any time erected thereon, and to keep and maintain same in good order and condition subject to normal wear and tear and damage. Except for roof and structural repairs, which will be Landlord’s responsibility (not required as a result of Tenant’s negligence or willful acts), Tenant shall promptly make, at its sole cost and expense, all repairs and replacements to the Demised Premises, including but not limited to those portions of electrical, plumbing servicing and within the Demised Premises. Replacements to the HVAC system shall be made by Tenant at its sole cost and expense. Tenant shall be required to enter into a maintenance agreement with a licensed HVAC contractor providing for the full and complete maintenance of the HVAC system as of the Commencement Date of this lease or date of possession, whichever is earlier, and shall be responsible for all repairs thereto. Tenant shall keep all areas, including, but not limited to, the driveways, parking areas and walkways clean and free of debris and ice and snow accumulation. Tenant shall also maintain and perform all landscaping for the entire Property in proper manner. Tenant hereby indemnifies and holds Landlord harmless from and against any claim, damages, actions, injuries and expenses relating to Tenant’s performance of its duties under this paragraph. Landlord reserves the right to elect to perform the Tenant’s snow and ice removal and landscaping duties in the event Landlord deems Tenant’s performance to be inadequate and the charges incurred by Landlord shall constitute operations costs to be paid by Tenant. Landlord shall deliver, and Tenant shall accept, the Demised Premises in its “as is” condition. Tenant shall be responsible for obtaining a Continuous Business Certificate for the Demised Premises, if required.

b.          Tenant shall, during the term of this Lease, at its sole cost and expense, promptly comply with any statute, ordinance, rule, order, regulation or requirement of the Federal, State and Municipal Government and any and all departments, agencies, bureaus and subdivisions thereof as same shall apply to the Demised Premises and observe and promptly comply with: (i) all reasonable rules, orders and regulations of the Board of Fire Underwriters; or any like agency; and (ii) the requirements of all insurance carriers issuing policies maintained by the Landlord on the Demised Premises or on the property of which the Demised Premises is a part, except that Tenant shall not be required to make any changes to the Demised Premises during the initial term of the Lease which shall result in a change in the law applicable to all tenants as opposed to a change in the law affecting Tenant because of Tenant’s particular use or manner of use of the Demised Premises.

c. Tenant shall have the right during the term of this Lease to make interior alterations and improvements to the Demised Premises subject to the following conditions: (i) all governmental permits and authorizations required therefor shall have been obtained by Tenant prior to the undertaking of said alterations or improvements; (ii) no alteration or improvement of the Demised Premises shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by the Landlord, which consent shall not be unreasonably withheld or delayed; (iii) all alterations and improvements, when completed, shall be of such a character as shall not reduce, or otherwise adversely affect, the value of the Demised Premises, reduce the cubic content of the Building, affect the structural soundness of the Building, or change the character of the Building; (iv) all work done in connection with any alterations and improvements shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws, and with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State and Municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters (or like agency) where the Demised Premises is situated, or any other body exercising similar functions and having jurisdiction thereof; (v) said alteration or improvement shall be completed free of liens for labor and materials supplied or claimed to have been supplied the Demised Premises; and (vi) Tenant shall, at its sole cost and expense, maintain adequate insurance therefore, including statutory workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against the Landlord, the Tenant or the Demised Premises; and general liability insurance naming the Landlord as an additional insured, which policy shall have limits of not less than ONE MILLION ($1,000,000.00) DOLLARS per person and TWO MILLION ($2,000,000.00) DOLLARS per accident or occurrence and ONE MILLION ($1,000,000.00) DOLLARS for property damage. The policy shall provide that the insurer will not cancel the insurance coverage without first giving the Landlord thirty (30) days prior written notice. All such insurance will be in a company or companies authorized to do business in New Jersey and all such policies or certificates thereof shall be delivered to the Landlord prior to the commencement of any work.

9.	Eminent Domain.

a.           If the total Demised Premises is taken, acquired or purchased by or through condemnation proceedings or any right of eminent domain or any other authority of law, with or without the entry of an order in a judiciary proceeding, this Lease shall terminate as of the date of taking without further liability by the parties hereto.

b.          The date of any taking shall be the date specified in the official notice of the condemning authority, or in the absence of such notice, the vesting of title in said authority. Subject to the provisions as hereinafter provided in this paragraph, all rent or other charges paid or payable by Tenant to Landlord shall be abated as of the date of said taking. Upon any termination or cancellation of this Lease, as provided in this section, all rent or other charges paid in advance for any period after the effective date of the taking shall be refunded to Tenant, less any sums due Landlord from Tenant.

c.           Landlord reserves to itself all rights to damages or compensation accruing on account of any such taking of the real property comprising and included in the Demised Premises as aforesaid or by reason of any act or any public or quasi-public authority for which damages are payable. Tenant shall not be entitled to any portion of the award as a result of the loss of its leasehold interest; however, Tenant may seek compensation for Tenant’s fixtures and moving expenses, provided such award shall not diminish Landlord’s award.

d.          In the event that 20% or less of the Building is taken, this Lease shall remain in full force and effect and the rental payable hereunder shall be equitably adjusted. In the event that more than 20% of the Building is taken, Tenant may terminate this Lease, provided the Tenant sends written notice of the termination to the Landlord within fifteen (15) business days of the later of receipt of a notice of the taking or the effective date of the taking, time being of the essence. If no such notice is sent, the Lease shall remain in force and effect as provided in the first sentence of this sub-paragraph (d).

10.	Indemnity and Liability for Injury and Loss.

a.           Except for Landlord’s negligence, omissions or intentional malfeasance, Landlord: (1) shall not be liable to Tenant or any other person on the Demised Premises for any damage either to person or property; (2) shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage of or other interference with services involving water, heat, gas, electrical current for light and power, telephone or any other service by any public utility; and (3) shall not be liable for any damage or injury by water, steam, electricity, gas, rain, ice or snow which may be sustained by Tenant or other person.

b.          Except for Landlord’s negligence, omissions or intentional malfeasance, Tenant shall indemnify, defend and save Landlord harmless from and against all injuries, liability, judgments, expenses, claims or damages to any person or property while on or about the Demised Premises arising out of the use or occupancy of the Demised Premises by Tenant.

11.	Lease Subordination.

a.           Any mortgages that are now or hereafter may be placed against the Building or any part thereof shall have preference and precedence and be superior and prior to this Lease (and this Lease shall be subordinate to any such mortgages), irrespective of the date of granting or recording and Tenant does hereby agree to accept (and attorn to) any mortgagee as the Landlord hereunder and to perform its obligation as Tenant under this Lease, if any mortgagee acquires title to the Property by foreclosure or otherwise.

b.          The term “mortgage” as used in this section includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof.

c.           In the event Landlord desires confirmation of such subordination and attornment, Tenant shall deliver any instrument which may be reasonably required to further evidence the subordination of this Lease to the lien of any such mortgage or mortgages and the agreement by Tenant to accept the mortgagee as the Landlord and perform under this Lease if the mortgagee acquires title to the Building by foreclosure or otherwise, as shall be desired by any aforesaid mortgagee or proposed mortgagee, provided such instrument shall not alter the terms of this Lease.

d.          Tenant does hereby agree to any assignment by Landlord of the rentals under this Lease to a mortgagee.

e.           Tenant shall within ten (10) days after receipt of Landlord’s written request execute and deliver an estoppel certificate in a form required by Landlord, stating, to the extent such statements are accurate: (i) it is the Tenant under this Lease; (ii) the Demised Premises has been accepted and occupied and rent payments have commenced; (iii) the Lease is in full force and effect and fully sets forth the agreement of the parties; (iv) the Lease has not been modified, amended, assigned or sublet, or if it has been, in what manner; (v) no claim or right of setoff exists, and neither Landlord nor

Tenant is in default and no grounds for reducing the rent or canceling the Lease exist; (vi) the date through which rent has been paid; and (vii) such other matters as Landlord shall reasonably require. Tenant’s failure to timely deliver the estoppel certificate shall be deemed a material default under this Lease.

12.	Fire Damage.

a.           If, after the date hereof, the Demised Premises is damaged by fire, enemy action, or other casualty which shall result in a significant interference with the conduct of Tenant’s business at the Demised Premises and Landlord is so notified in writing by Tenant (such damage being hereafter called “fire damage”), Landlord shall, at its option, repair or restore the Demised Premises. Landlord must repair the Demised Premises if Landlord’s costs do not exceed $100,000.00 above any insurance received. In the event Landlord elects to repair or restore the Demised Premises, there shall be a fair and proportionate abatement of all rent payable hereunder according to the time during which, and the portion or extent to which, the Demised Premises may not be used by Tenant.

b.          In the event Landlord shall elect to repair or restore the fire damage, Landlord shall notify Tenant in writing of the time required to repair or restore. In the event Landlord shall notify Tenant that such time shall exceed one hundred eighty (180) days from the date of occurrence of the fire damage, Tenant may elect to terminate this Lease by written notice to Landlord within ten (10) days of receiving Landlord’s notice, time being of the essence. Tenant’s failure to timely exercise this option to terminate shall be deemed a waiver of this option. In the event Landlord shall not substantially complete the repairs by the 180th day following the date of the fire damage,

Tenant may upon written notice to Landlord terminate this Lease. In the event Tenant fails to exercise this option by the 185th day following the date of the fire damage, time being of the essence, Tenant shall be deemed to have waived its option to terminate.

13.	ISRA Compliance.

a.           Anything contained to the contrary in paragraph 14(b) below notwithstanding, Landlord shall be responsible for all environmental conditions existing as of the Commencement Date of this Lease.

b.          Tenant shall, at Tenant’s own expense, comply with N.J.S.A. 13:1k-6 et seq., and the regulations promulgated thereunder (“ISRA”), as well as all other environmental laws now or hereafter enacted and applicable to the Demised Premises and Tenant’s use thereof. In the event Tenant’s actions or inaction’s cause a problem, Tenant shall, at Tenant’s own expense, make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection (the “NJDEP”) or such other appropriate agency charged with the administration of ISRA or other applicable environmental laws. Should any division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes which occur during the term of this Lease, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and financial assurances and carry out the approved plans. Tenant shall indemnify, defend and save Landlord harmless from and against all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease. Tenant shall also indemnify, defend and save

Landlord harmless from and against all fines, suits, procedures, claims and actions of any kind arising out of Tenant’s failure to provide all information, make all submissions and take all actions required by ISRA, or any other division of NJDEP or under any environmental law. Tenant’s failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall effectuate and complete full compliance with ISRA and any other applicable environmental law, including, but no limited to, any necessary cleanup, prior to the Termination Date of this Lease. Tenant shall commence its compliance with such laws in sufficient time prior to the Termination Date so as to complete its obligations under this paragraph by no later than the Termination Date. In the event ISRA shall not apply to Tenant’s occupancy of the Demised Premises at the end of the term of this Lease, Tenant shall furnish Landlord with a letter of non-applicability from the NJDEP at the end of the term. Tenant represents that its SIC number is, and shall remain throughout the term of this Lease, N/A . Tenant’s obligation under this paragraph shall survive the termination of this Lease.

c.            Landlord represents to its knowledge there are no environmental hazardous substances presently on the leased premises.

14.	Defaults and Remedies.
a.	The following shall constitute events of default under this Lease:

(1)        failure to pay, when due, any installment of the fixed rent, or additional rent, or any part thereof;

(2)        failure in the performance of or compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than thirty (30) days after written notice thereof by Landlord to Tenant;

(3)        if this Lease shall be assigned or there shall be a subletting of the Demised Premises without Landlord’s prior written consent. Notwithstanding the above, the Tenant shall be permitted to assign this Lease in accordance with the terms of Section 15;

(4)         the filing by or against Tenant of any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant, shall not be dismissed within ninety (90) days); the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant’s assets, and the custodianship or appointment is not dismissed within ninety (90) days after the commencement thereof; the admission by Tenant of its insolvency; making of a general assignment for the benefit of creditors; however, the foregoing shall not be a default if rent is paid on a current basis;

(5)	if Tenant liquidates or ceases to exist;

(6)        Tenant’s recording this Lease or a memorandum thereof.

b.          Upon the occurrence of any event of default, Landlord, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

(1)        Landlord may give Tenant a notice (the “Termination Notice”) of is intention to terminate this Lease specifying a date not less than three (3) days thereafter, upon which date this Lease, the term and estate hereto granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (i) Tenant shall remain liable for damages as hereinafter set forth and (ii) Landlord may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent, without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or otherwise and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same;

(2)        Landlord may, at Landlord’s sole option (without imposing any duty upon Landlord to do so), and Tenant hereby authorizes and empowers Landlord to: (i) re-enter the Demised Premises for its own account or otherwise; (ii) relet the same for any term; (iii) remove Tenant’s improvements if reasonably necessary or desirable for such reletting purposes; (iv) restore the Demised Premises to the condition in which it was required to be surrendered by Tenant; and (v) receive and apply the rent so received to pay all fees and expenses incurred by Landlord, directly or indirectly, as a result of Tenant’s default, including, without limitation, any reasonable legal fees and expenses arising therefrom, the reasonable cost of re-entry, repair, remodeling and reletting and the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by Landlord, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease, and in no event shall Tenant be entitled to or receive any benefit or credit from any rental in excess of the rent reserved under this Lease which results from a reletting of the Demised Premises after Tenant’s default;

(3)        Tenant will pay Landlord, and be liable to Landlord for, the full amount of all fixed annual rent and additional rent thereafter to become due. Landlord shall be deemed to have satisfied its obligation, if any, to mitigate its damages provided Landlord shall list the Demised Premises for lease with a licensed real estate broker and negotiates in good faith with credit worthy Tenants on market terms and conditions;

(4)         If Tenant shall fail to make any payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord may, without being under any obligation to do so and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of Tenant. Tenant shall pay to Landlord, on demand, the amount of all sums so paid and all expenses so incurred by Landlord:

(5)          Tenant, for itself and on behalf of any and all persons claiming through or under it, including without limitation, creditors of every kind, hereby waives and surrenders all rights and privileges which it or any of them may have under, or by reason of, any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the remainder of the term, after a judgment for possession or after Tenant is ejected therefrom by process of law or after the termination of this Lease as herein provided:

(6)        Landlord and Tenant shall be liable to the other for any and all reasonable attorney’s fees and costs which the other may incur as a result of Landlord or Tenant seeking to enforce or protect its rights against the other in connection with this Lease.

c.           The failure on the part of Landlord to re-enter or repossess the Demised Premises, or to enforce any of its rights as provided in this section upon any default, shall not be deemed a waiver of any of the terms and conditions of this Lease and shall not preclude said Landlord from exercising any such rights upon any subsequent occurring default or defaults. All of Landlord’s rights shall be cumulative and shall not preclude the Landlord from exercising any other rights which it may have under law.

15.	Assignment and Subletting.
a.	Tenant shall not be entitled to transfer, sell, mortgage,

pledge, hypothecate, or assign this Lease or sublet or grant a concession or license or otherwise permit any other person or entity to occupy the Demised Premises or any part thereof (hereinafter referred to as “Assignment”) without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed. However, Tenant shall have the right to assign or sublease the Premises without Landlord’s consent, to any affiliate of Tenant or to any acquirer of all or any material portion of the business, assets, ownership or interests of Tenant. Tenant shall be released from any lease liabilities so long as the new entity has an equal to or greater net worth of that of Tenant and assumes all liabilities and duties of the lease.

b.	In the event Landlord consents to an Assignment (however,

Landlord may terminate this Lease in lieu of consenting to an Assignment) such consent to that Assignment shall be expressly conditioned upon the compliance by Tenant and the proposed assignee of the following provisions:

(1)         From the time of the request for a consent to the Assignment through the effective date of the Assignment itself, this Lease must be in full force and effect without any breach or default thereunder existing on the part of the Tenant;

(2)        The Assignee shall assume, by written instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant’s obligations under the Lease, including any accrued obligations at the time of the Assignment;

(3)         A copy of the Assignment and the original assumption agreement (both in form and content satisfactory to the Landlord) fully executed and acknowledged by the Assignee, together with a certified copy of a properly executed corporate resolution authorizing such assumption, if applicable, shall be delivered to the Landlord prior to the effective date of such Assignment. Tenant shall acknowledge, in writing, in a form acceptable to Landlord, that it shall remain liable under this Lease regardless of the Assignment;

(4)         Such Assignment shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and shall expressly set forth that the Tenant and Assignee shall continue to be and remain liable hereunder;

(5)        Tenant shall have the right to assign this lease in the event of the bulk sale of its business to the purchaser thereof with the consent of the Landlord, which shall not be unreasonably withheld or delayed.

(6)        Tenant shall comply with the requirements of ISRA in accordance with the provisions of Paragraph 14.

16.         Signs.                 Tenant shall have the right, at Tenant’s expense, to install its standard sign package to the maximum allowable by Township code or ordinance. Tenant shall have the right to display promotional banners within the Premises. In addition to director listings, Tenant shall be given the opportunity to use available Shopping Center signage including pylon signage, monument signage and/or directional signage.

17.	Security.	Tenant shall pay no security deposit.
18.	Parking.	Tenant shall have the right to non-exclusive use of

all parking spaces on the Demised Premises. Landlord shall not permit any tenant exclusive use of parking spaces nor permit postings of any signs that indicate parking is for any tenant’s exclusive use.

19.	Delivery Conditions

Landlord shall deliver the Premises in sound condition both structurally and mechanically, in compliance with applicable laws, free of asbestos and other hazardous materials and in accordance with Schedule B.

20.	Bankruptcy of Tenant.

a.           Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of “use and operation” of the Demised Premises as provided in paragraph 7 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (ii) to pay monthly in advance on the first day of each month, as reasonable compensation for use and occupancy of the Demised Premises, an amount equal to all rent and other additional rent otherwise due pursuant to this Lease; and (iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (iv) to give Landlord at least forty five (45) days’ prior written notice of any proceeding relating to any assumption of this Lease; and (v) to give at least thirty (3) days’ prior written notice of any abandonment of the Demised Premises; and such abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

b.          No default of this Lease by Tenant, either prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

21.        Holding Over.  The Tenant shall have no right to remain in possession after the Termination Date. If the Tenant shall occupy the Demised Premises after the expiration of this Lease with the consent of the Landlord (which consent shall be the obligation of Tenant to obtain in writing prior to the Termination Date and which consent Landlord shall be under no obligation to give), and rent is accepted and collected from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for a term of month-to-month only, from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party thirty (30) days written notice to that effect. If such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Landlord’s written consent, Tenant shall pay to Landlord, as partial damages, double the amount of both fixed annual rental (at the rate which was last in effect for the term) and all additional rent for the time, on a per diem basis, together with all costs, expenses and damages incurred by Landlord and its agents to obtain possession from Tenant. Furthermore, if such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Landlord’s written consent, Tenant shall be liable to Landlord for any loss of rents and/or liability sustained by Landlord or its agents in connection with any subsequent tenancy which may have intended to occupy said Demised Premises at the expiration of the term herein. The acceptance of rent and/or additional rent by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid.

22.	Surrender.

a.            On the last day of the term or on the sooner termination thereof, Tenant shall, at Tenant’s sole cost and expense: (i) peaceably surrender the Demised Premises broom-clean, in as good order and condition as of the commencement of the term of this Lease, except for reasonable wear and tear and damage by casualty; and (ii) remove from the Demised Premises its signs, furniture, equipment, machinery and trade fixtures (“Tenant’s Property”). Tenant’s Property not so removed within thirty (30) days following the Termination Date, may at Landlords’ election and without limiting Landlord’s right to compel removal thereof, be deemed abandoned. Any damage to the Demised Premises caused by Tenant in the removal of Tenant’s Property shall be immediately repaired by Tenant at Tenant’s sole cost and expense, and this obligation shall survive the expiration or sooner termination of this Lease.

b.          Title to all alterations, additions, improvements, repairs, fixtures, other than Tenant’s Property, which shall have been made, furnished or installed by or at the expense of either the Landlord or Tenant in or upon the Demised Premises, shall vest in Landlord upon the installation thereof, and the same shall remain upon and be surrendered with the Demised Premises as part thereof without disturbance and without charge, unless otherwise required by Landlord.

23.	Notices.

All notices and demands which are required to or are permitted by the terms of this Lease shall be given in writing, whether herein specified or not, and shall be deemed effectively given upon receipt or rejection if personally delivered, delivered by overnight courier with return receipt, telecopied or sent by United

States registered, express or certified mail, postage prepaid, addressed to the parties at the following addresses:

For Landlord:
Mercer Managment & Development, Inc.
P.O. Box 5471
Trenton, NJ 08638

and

For Tenant:

Frank Durand, FSVP
Yardville National Bank
2465 Kuser Road
Hamilton, NJ 08690

And

Daniel J. O’Donnell, EVP/Chief Legal Officer
Yardville National Bank
2465 Kuser Road
Hamilton, NJ 08690

Said addresses and the names of the parties to whom notices are to be sent may be changed from time to time by either party, or by an assignee or successor of either of them, by the giving of written notice to the other sent as above provided.

24.	Brokers.

a.           Tenant and Landlord represent and warrant to each other that there are no real estate commissions fees required in this lease agreement.

b.          In the event Tenant or Landlord shall have breached their representations and warranties set forth in paragraph 22(a) above, the breaching party covenants and agrees to indemnify and hold the other harmless against any claim asserted by any broker, or by anyone else with whom they dealt, for any compensation in bringing about this transaction and to reimburse the non-breaching party for any costs or expenses including, without limitation, reasonable attorneys’ fees and disbursements, incurred by the non-breaching party in defending against claims made against non-breaching party for any such compensation.

25.	Miscellaneous.
a.	Definitions.

(1)        The term “Landlord” as used in this Lease shall mean the owner or lessee (if the Landlord claims the right of possession by reason of a lease or sublease from the owners) for the time being of the Building, and if such property or the Lease be sold or transferred, voluntarily or involuntarily, the seller, or assignor, shall be entirely relieved of all covenants and obligations under this Lease arising after transfer without further agreement between the parties hereto and their successors;

(2)        The words “rent” or “rental” may be used interchangeably and are defined to include all monies specifically reserved as fixed annual rental, additional rent, and all costs, expenses and damages which the Landlord may suffer or incur by reason of any default of the Tenant or failure on its part to comply with the covenants, terms or conditions of this Lease, and all other sums of money which by virtue of this Lease shall at any time or times become due and owning by Tenant to Landlord.

b.          Abandonment of Fixtures.       If, after the default in payment of rent or violation of any other provision of this Lease or at any time during the term hereof or upon expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become the property of the Landlord.

c.            Waiver.             No agreement to accept a surrender of the Demised Premises shall be valid unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any rule or regulation, shall not be construed as a waiver or relinquishment for the future of such covenant, condition, rule or regulation. The receipt by Landlord of rent with knowledge of a breach of any covenant of this Lease shall not be deemed a waiver of such breach, except payment of the rent so accepted. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept the balance of such rent or pursue any other remedy in this Lease provided.

d.          Entire Agreement. This Lease and the exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the

Demised Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as herein otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease, shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

e.           Lease Effective.          The submission of this Lease by Landlord to Tenant for examination shall not be deemed to constitute an offer by Landlord or a reservation to Tenant of an option to lease, and this Lease shall become effective as a binding instrument only upon the execution and delivery thereof by both Landlord and Tenant.

f.            Partial Invalidity.         If any term, covenant or condition of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances, other than those for which it is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

g.           Rights of Entry.            Landlord or its duly authorized agents or representatives shall have the right, upon reasonable notice, except in the case of an emergency, to enter upon the Demised Premises during all reasonable business hours for the purpose of examining the same, showing same to banking and insurance representatives, governmental inspectors, or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof, provided, however, that Landlord’s right to enter upon said Demised Premises shall be subject to the exercise of ordinary care and caution in doing so and following notice to the Tenant, whenever it can be reasonably given. Landlord or Landlord’s duly authorized agents or representatives shall also have the right to show the Demised premises to persons wishing to purchase or lease the same during the six (6) months next prior to the expiration of the term of this Lease. Landlord or its duly authorized agents or representatives shall have the right to place notices on the front of the Building offering the Demised Premises for lease or for sale.

h.           Elimination of Liens by Tenant.          Tenant shall not suffer or permit or cause any liens or any action to be filed against the Demised Premises by reason of any cause of Tenant or Tenant’s agents or employees. In the event that any such lien is filed, Tenant shall have the same discharged within thirty (30) days after notice thereof or post appropriate security satisfactory to Landlord to protect Landlord’s interest as a result of said lien. Nothing in this lease contained shall be deemed to be a consent on the part of Landlord to subject the Demised Premises to a lien or a claim under a mechanic’s lien law of New Jersey by reason of labor or material furnished to Tenant in connection with the Demised Premises.

i.            Interpretation.                The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or the meaning of any provisions of, or the scope or intent of, this Lease, nor in any way affect this Lease.

All references to nouns and pronouns used herein shall be construed in the singular or plural and in such gender and tense as the sense of this Lease requires.

The words “hereby”, “herein”, “hereof”, “hereto”, “hereunder”, and similar words shall always be deemed to refer to this Lease in its entirety, and not merely to the subparagraph or paragraph wherein such words appears, unless expressly so modified.

j.            Trial by Jury Waiver.                The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use and occupancy of the Demised Premises.

k.          Successors and Assigns.        This Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and to the extent that this Lease is assignable by the terms hereof, to the assigns of such parties. No rights, however, will inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been made in accordance with the provisions of this Lease.

l.            Real Property.                       Notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners or agents of Landlord with respect to any of the terms, covenants and conditions of the Lease, and Tenant shall look solely to the equity, rent and profits of the Landlord in and of the Building of which the Demised Premises is a part for the satisfaction of each of the terms, covenants and conditions of this Lease to be performed by Landlord, and including any judgments or other liens obtained by Tenant against the Landlord.

m.          Landlord’s Representations.                Landlord represents the following:

(1)        Landlord is the owner of the Demised Premises and has the authority to enter into this Lease. Taxes on the Property and Landlord’s mortgage payments on the Property are current as of the date hereof.

(2)        To Landlord’s knowledge, there are no suits threatened or pending which would prevent Landlord from entering into this Lease.

(3)        To Landlord’s knowledge, there are no threatened or pending suits with respect to the Property in connection with the enforcement of any environmental laws, rules or regulations.

(4)        Landlord has applied for and will be responsible for obtaining zoning approval for of a Yardville Nation Bank branch office.

n.           “As Is Condition”.       Tenant represents it has examined the Property and accepts the Property in an “as is” condition not relying upon any representations made by the Landlord.

o.          This Lease is contingent upon Yardville National Bank Corporate approval within sixty (60) days hereof.

p.

This Lease is contingent upon Tenant, at its cost and expense, receiving all governmental approvals, including approval from the Office of the Comptroller of the Currency, to operate a Yardville National Bank branch office on the Demised Premises within sixty (60) days hereof.

q.	Landlord agrees not to lease any other unit in the Shopping Center to another bank or similar type financial services institution during the term of this lease or any extensions thereof.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD:
WITNESS:

/s/______________	By: /s/______________

TENANT:

ATTEST:	Yardville National Bank

Daniel J. O’Donnell	By: Patrick M. Ryan
Daniel J. O’Donnell, Sec.	Patrick M. Ryan, CEO

Schedule A

Demised Premises

See Attached

Schedule B

Landlord's Work

Landlord agrees at its sole cost and expense to deliver to Tenant the "Demised Premises" according to the following specifications:

a)	A completed exterior shell building;
b)	All utility services except for telephone and cable;
c)	All landscaping and exterior site work;
d)	Basic interior fit-out of the building which includes:

1) installation of 200-amp electrical service;

2) installation of a 6-ton HVAC unit with roof penetrations. The HVAC unit shall include a warranty (assignable to Tenant) of at least one year;

3) men's and women's handicapped accessible bathrooms; and

4) installation of plumbing, sheetrock, insulation, flooring (but not carpeting), interior windows and doors.

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